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                                 EXHIBIT 21.1

                        Subsidiaries of the Registrant

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                                 EXHIBIT 21.1

                        Subsidiaries of the Registrant

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                                                        State of          Doing Business
Name of Subsidiary                                    Incorporation            As
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
Bay Area Teleport, Inc.                               Delaware                 --
Communications Buying Group, Inc.                     Ohio                     --
DataChoice Network Services, L.L.C.                   Nevada                   --
DownNorth, Inc.
    (formerly known as UpSouth Corporation)           Georgia                  --
ICG 161, L.P.                                         Delaware                 --
ICG Access Services - Southeast, Inc.
    (formerly known as PrivaCom, Inc.)                Delaware                 --
ICG Canadian Acquisition, Inc.                        Delaware                 --
ICG ChoiceCom, L.P.
    (formerly known as CSW/ICG ChoiceCom, L.P.)       Delaware                 --
ICG ChoiceCom Management, LLC
    (formerly known as Southwest TeleChoice
    Management, LLC and CSW/ICG ChoiceCom
    Management, LLC)                                  Delaware                 --
ICG Corporate Headquarters, L.L.C.                    Colorado                 --
ICG Enhanced Services, Inc.                           Colorado                 --
ICG Equipment, Inc.                                   Colorado                 --
ICG Funding, LLC                                      Delaware                 --
ICG Holdings, Inc.
    (formerly known as IntelCom Group (U.S.A.), Inc.) Colorado                 --
ICG Holdings (Canada) Co.                             Nova Scotia              --
ICG Mountain View, Inc.                               Colorado                 --
ICG Ohio LINX, Inc.
    (formerly known as Ohio Local Interconnection
    Network Exchange Co.)                             Ohio                     --
ICG NetAhead, Inc.
    (formerly known as NETCOM On-Line
    Communication Services, Inc. and ICG PST, Inc.)   Delaware                 --
ICG Services, Inc.                                    Delaware                 --
ICG Telecom Canada, Inc.                              Federal Canadian         --
ICG Telecom Group, Inc.
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

ICG Telecom Group, Inc.
   (formerly known as ICG Access Services, Inc.)      Colorado                 --
ICG Telecom Group of Virginia, Inc.                   Virginia                 --
ICG Telecom of San Diego, L.P.
   (formerly known as Linkatel of California, L.P.)   California               --
ICG Tevis, Inc.                                       Delaware                 --
NikoNet, LLC                                          Georgia                  --
PTI Harbor Bay, Inc.                                  Washington               --
TransAmerican Cable, Inc.                             Kentucky            MidAmerican Cable
Zycom Corporation
   (formerly known as Camber Sports, Inc.)            Alberta, Canada          --
Zycom Corporation                                     Texas                    --
Zycom Network Services, Inc.
   (formerly known as Travel Phone, Inc.)             Texas                    --
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